UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) April 3, 2009 hi/fn, inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24765	33-0732700
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 University Avenue, Los Gatos, CA	95032
(Address of principal executive offices)	(Zip code)

(408) 399-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger (as defined in Item 5.01 below) and related transactions, hi/fn, inc. (“Hifn”) no longer fulfills the numerical listing requirements of The NASDAQ Global Market. Accordingly, Hifn requested that its common stock, par value $0.001 per share (the “Common Stock”), be withdrawn from listing on The NASDAQ Global Market as of the close of business on April 3, 2009. The NASDAQ Stock Market, LLC (“NASDAQ”) has filed with the Securities and Exchange Commission (“SEC”) a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the Common Stock. Upon the filing, the Common Stock was delisted from The NASDAQ Global Market. Hifn also intends to file with the SEC a Certification and Notice on Form 15 under the Exchange Act, requesting that the Common Stock be deregistered and that Hifn’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 5.01.	Changes in Control of Registrant.

On February 23, 2009, Hifn entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Exar Corporation (“Exar”) and Hybrid Acquisition Corp., a wholly-owned subsidiary of Exar (“Acquisition Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Acquisition Sub commenced an offer for all of the outstanding shares of Common Stock at a purchase price of either (i) $4.00 per share, net to the seller in cash, without interest and less any applicable withholding taxes or (ii) 0.3529 shares of Exar common stock and $1.60 per share, net to the seller in cash, without interest and less any applicable withholding taxes (the “Offer”).

The Offer expired at 12:00 midnight, New York City time, at the end of April 2, 2009. The exchange agent reported a final count of 13,886,277 shares of Common Stock (including 345,555 shares of Common Stock guaranteed to be delivered within the next three days), representing approximately 91.3 percent (or 93.6 percent, including shares of Common Stock guaranteed to be delivered within the next three days) of the total outstanding shares of Common Stock, tendered and not withdrawn in the Offer. Exar accepted for payment all tendered shares on April 3, 2009.

On April 3, 2009, Exar completed the acquisition of Hifn through the merger of Acquisition Sub with and into Hifn (the “Merger”) in accordance with applicable provisions of Delaware law that authorize the completion of the Merger without a vote of Hifn stockholders. In the Merger, all remaining shares of Common Stock not tendered in the Offer (other than shares held in Hifn’s treasury or owned by Hifn, Exar, or their respective subsidiaries, and other than shares for which appraisal rights are properly exercised) were converted into the right to receive 0.3529 shares of Exar common stock and $1.60 per share, net to the stockholder in cash, without interest and less any applicable withholding taxes.

Exar is expected to issue approximately 385,832 shares of Exar common stock and to pay approximately $56,709,766 in cash to fund the acquisition of shares tendered in the Offer and the payment of the merger consideration in the Merger.

Pursuant to the terms of the Merger Agreement, Albert E. Sisto, Chairman and Chief Executive Officer of Hifn, became a director of Exar on April 3, 2009.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, the principal executive officer, principal financial officer, all executive officers and all directors of Hifn resigned as of the consummation of the Merger.

In addition, upon consummation of the Merger on April 3, 2009, and pursuant to the Merger Agreement, Pedro (Pete) P. Rodriguez, age 47, became Hifn’s President and became a member of its Board of Directors. Mr. Rodriguez is also the Chief Executive Officer and President and a director of Exar. Mr. Rodriguez joined Exar as a director in October 2005. He was appointed Chief Executive Officer and President of Exar in April 2008. Mr. Rodriguez has over 24 years of engineering, sales, marketing and executive management experience in the semiconductor industry. Mr. Rodriguez served, most recently, from June 2007 to April 2008, as Chief Marketing Officer of Virage Logic Corporation, a semiconductor intellectual property supplier for Systems on a Chip (SoC). Prior to his appointment at Virage Logic, Mr. Rodriguez served as President, Chief Executive Officer and Director of Xpedion Design Systems, Inc., a private, venture-funded developer of design solutions for radio frequency integrated circuits from May 2000 to August 2006. Mr. Rodriguez held this role for six years until shortly after Xpedion was acquired by Agilent Technologies, Inc. in August 2006. Prior to Xpedion, he held various senior management positions in sales and marketing at Escalade Corporation, a provider of software for chip design, and LSI Corporation as well as design engineering, product management and process engineering positions at Aerojet Electronics, Teledyne Microwave and Siliconix incorporated. Mr. Rodriguez holds an MBA from Pepperdine University, an MSEE from California Polytechnic University and a BS in Chemical Engineering from California Institute of Technology.

Also upon the consummation of the Merger on April 3, 2009, and pursuant to the Merger Agreement, Thomas R. Melendrez, age 55, became Hifn’s Chief Financial Officer and Treasurer and became a member of its Board of Directors. Mr. Melendrez is also the General Counsel, Secretary and Executive Vice President of Business Development at Exar. Mr. Melendrez joined Exar in April 1986 as Corporate Attorney. He was promoted to Director of Legal Affairs in July 1991, and again to Corporate Vice President of Legal Affairs in March 1993. In March 1996, he was promoted to Corporate Vice President, General Counsel and in June 2001, he was appointed Secretary. In April 2003, he was promoted to General Counsel, Secretary and Vice President of Business Development and in July 2005, he was promoted to Senior Vice President of Business Development. In April 2007, he was promoted to his current position as General Counsel, Secretary and Executive Vice President of Business Development. Mr. Melendrez has over 25 years of legal experience in the semiconductor and related industries and he received a BA from the University of Notre Dame, a JD from University of San Francisco and an MBA from Pepperdine University.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, upon consummation of the Merger on April 3, 2009, Hifn’s certificate of incorporation and bylaws were amended and restated in their entirety. Hifn’s Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 to this report and incorporated by reference herein. Hifn’s bylaws as amended and restated are filed as Exhibit 3.2 to this report, and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of hi/fn, inc.

3.2	Amended and Restated Bylaws of hi/fn, inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HI/FN, INC.

DATE: April 8, 2009	By:	/s/ Pedro (Pete) P. Rodriguez
	Name:	Pedro (Pete) P. Rodriguez
	Title:	President

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of hi/fn, inc.

3.2	Amended and Restated Bylaws of hi/fn, inc.

5